UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2016

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 26, 2016, Diamond Foods, Inc. (“Diamond”) held its Special Meeting of the Stockholders (“Special Meeting”). As of the close of business on January 26, 2016, the record date for the Special Meeting, 31,579,732 shares of Diamond common stock were outstanding and entitled to vote. 23,027,934 shares, or approximately 72.92% of the outstanding common stock entitled to vote at the Special Meeting, were represented in person or by proxy.

At the Special Meeting, stockholders voted on the proposals set forth below, each of which is described in greater detail in Diamond’s definitive proxy statement filed with the Securities and Exchange Commission on January 28, 2016. The results of the voting at the Special Meeting were as follows:

1.	Proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of October 27, 2015, as may be amended, by and among Snyder’s-Lance, Inc., Shark Acquisition Sub I, Inc., Shark Acquisition Sub II, LLC and Diamond:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,744,002	104,277	179,655	0

2.	Proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by Diamond to its named executive officers in connection with the proposed merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,690,351	4,988,387	349,196	0

3.	Proposal to approve the adjournment of the Diamond Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and approve any transactions contemplated by the merger agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,046,215	1,680,673	301,046	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: February 26, 2016	By:	/s/ Isobel Jones
Name: Isobel Jones
Title: Executive Vice President and Secretary